UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2015

CENTRAL FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-55553	47-4884908
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

210 West 10th Street, Rolla, Missouri 65401

(Address of principal executive offices) (Zip Code)

(573) 364-1024

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Directors

The Boards of Directors of Central Federal Bancshares, Inc. (the “Company”) and Central Federal Savings and Loan Association of Rolla (the “Association”) recently elected Larry D. Thomas, our current executive vice president and senior lending officer who is expected to retire in early 2016, to serve as a member of the Boards of Directors effective upon the closing of the mutual-to-stock conversion of the Association and completion of the offering of the Company’s common stock in connection with the conversion. The stock offering and the simultaneous mutual-to-stock conversion of the Association are expected to close in early January 2016, subject to final regulatory approvals and the satisfaction of customary closing conditions. The committee assignments, if any, for Mr. Thomas are yet to be decided.

Item 8.01      Other Events.

On December 22, 2015, Company issued a press release in connection with the Company’s stock offering, announcing that, based upon preliminary results, the subscription offering that closed on December 15, 2015 was oversubscribed in the first category of the subscription offering by eligible account holders as of June 30, 2014. The Company also announced that the members of the Association approved the plan of conversion on December 22, 2015 pursuant to which the Association will convert to a stock savings association and become the wholly-owned subsidiary of the Company and also the proposed contribution by the Association to The Central Federal Community Foundation in connection with the conversion. As noted above, the stock offering and the simultaneous mutual-to-stock conversion of the Association are expected to close in early January 2016.

A copy of the press release dated December 22, 2015 is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Number	Description

99.1	Press release dated December 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL FEDERAL BANCSHARES, INC.

Date: December 22, 2015	By:	/s/ William A. Stoltz
William A. Stoltz
President and Chief Executive Officer